UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(202) 800-4333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2014, Global Defense & National Security Systems, Inc. (the “Company”) received written notification from The NASDAQ Stock Market (“Nasdaq”) that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(3), which requires the Company to maintain a minimum of 300 public holders for continued listing on the Nasdaq Capital Market.

Nasdaq’s notice has no immediate effect on the listing of the Company’s common stock. Pursuant to Nasdaq’s rules, the Company has 45 calendar days, until December 29, 2014, to submit a plan to regain compliance. If the plan is accepted, Nasdaq can grant the Company up to 180 calendar days from the date of the Nasdaq notice of non-compliance to evidence compliance. If the plan is not accepted by Nasdaq, or if the Company is unable to regain compliance prior to the expiration of any extension period granted by the Nasdaq Staff, the Company can appeal the decision to an independent hearings panel. The filing of such an appeal would stay any suspension or delisting action until the conclusion of the hearing process and the expiration of any extension granted by the panel.

The Company intends file a plan with Nasdaq on or prior to December 29, 2014 in order to regain compliance with Listing Rule 5550(a)(3) of Nasdaq.

On November 18, 2014, the Company issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that it had received the notice from Nasdaq.

Item 9.01	Financial Statements and Exhibits

d.)	Exhibits

Exhibit 99.1	- Press Release, dated November 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 18, 2014	GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

	By:	/s/ Frederic Cassis
Name: Frederic Cassis
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release, dated November 18, 2014.